UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 26, 2006 (May 22, 2006)

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29464 (Commission File Number)	03-0153200 (I.R.S. Employer Identification Number)

772 Graniteville Road, Graniteville, Vermont 05654
(Address of principal executive offices)                    (Zip Code)

 (802) 476-3121
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROCK OF AGES CORPORATION

 FORM 8-K

Item 1.01	Entry Into a Material Definitive Agreement

Severance Agreements

Wrabel and Crump Severance Agreements

As previously reported in the registrant's Current Report on Form 8-K filed on May 9, 2006, the Company accepted the resignations of Rick Wrabel, President and Chief Operating Officer of the Memorials Division, and Caryn A. Crump, Senior Vice President/Marketing of the Memorials Division, on May 5, 2006. On May 22, 2006, the Company entered into resignation and severance agreements with Mr. Wrabel and Ms. Crump. Pursuant to the agreements, the Company has agreed to continue Mr. Wrabel's and Ms. Crump's regular salary for a period of 12 months. In addition, the Company has agreed to continue their participation in its health plan for a period of 12 months in the case of Mr. Wrabel, and 24 months in the case of Ms. Crump, or until they are covered by another health plan. The foregoing description of the severance agreements is qualified in its entirety by reference to the Severance Agreement and General Release for Mr. Wrabel, and the Severance Agreement and General Release for Ms. Crump, each attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference hereof.

Amendment of Employment Agreement

Urbach Employment Agreement Amendment

As previously reported in the registrant's Current Report on Form 8-K filed on May 9, 2006, on May 5, 2006 the Company appointed Richard M. Urbach as President and Chief Operating Officer of the Retail Division. In connection therewith, on May 24, 2006 the Company entered into an amendment (the "Amendment") of his employment agreement (the "Urbach Employment Agreement") with the Company dated September 15, 2004. The term of the Urbach Employment Agreement commenced September 15, 2004 and continues until the fifth anniversary thereof. The Urbach employment agreement provides for continued payment of salary and benefits over a period of 12 months if Mr. Urbach's employment is terminated without Cause (as that term is defined in the Urbach Employment Agreement) or if he terminates the Agreement for "Good Reason" (as that term is defined in the Urbach Employment Agreement). In such event, the Urbach Employment Agreement also provides for payment of (i) earned, but unpaid bonus, prorated to the date of termination; and (ii) continuation of health care coverage for a period of 12 months. The Amendment provides for a lump sum payment to Mr. Urbach equal to one times his then current annual base salary if his employment is terminated by the Company within 12 months of a Change In Control. In addition, Mr. Urbach would receive the payments and/or benefits set forth in (i) and (ii) above in the event of a termination in connection with a Change In Control. In addition, the Amendment provides that Mr. Urbach will serve as the President of the Retail Division and redefines his duties to include such position. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment No. 1 to Employment Agreement attached hereto as Exhibit 10.3 and incorporated by reference hereof.

Item 1.02	Amendment or Termination of a Material Definitive Agreement

As reported in Item 1.01 above, the Company entered into resignation and severance agreements with Mr. Wrabel and Ms. Crump. In addition, the Company has entered into resignation and severance agreements with two other non-executive officers and a division manager. In connection therewith, Mr. Wrabel's employment agreement dated May 17, 2004, Ms. Crump's employment agreement dated October 4, 2004, and the employment agreements of the other three individuals were terminated, each effective June 5, 2006. As previously reported, the Company will record a charge to earnings in the second quarter of 2006 of approximately $1.4 million related to the severance costs for Mr. Wrabel, Ms. Crump and the three other individuals.

Item 9.01	Financial Statements and Exhibits

	Exhibit Number	Description

	10.1	Wrabel Severance Agreement and General Release

	10.2	Crump Severance Agreement and General Release

	10.3	Amendment No. 1 to Urbach Employment Agreement

ROCK OF AGES CORPORATION

 FORM 8-K

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Dated: May 26, 2006	By: /s/ Michael B. Tule Michael B. Tule Senior Vice President/General Counsel

Exhibit Index

Number	Description

10.1	Wrabel Severance Agreement and General Release

10.2	Crump Severance Agreement and General Release

10.3	Amendment No. 1 to Urbach Employment Agreement